CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 16, 1996 relating to the financial statements of Patcomm Corporation as of December 31, 1995, and the reference to our firm under the caption "EXPERTS" in the Registration Statement.



                                         Winter, Scheifley & Associates, P.C.
                                         Certified Public Accountants


February 14, 1997
Englewood, Colorado